                                                                  Exhibit 10.15




                           STOCK PURCHASE AGREEMENT

                           DATED AS OF APRIL 1, 1996


                                     AMONG

                                PGI COMPANY P,

                        RMR PRODUCTION SERVICES, INC.,

                          TIMBERLINE WORLDWIDE, INC.,

                               MICHAEL C. HEYL,

                                DIANE D. HEYL,

                              ROGER K. PEARSALL,

                                      AND

                               VIRGINIA C. KING

                               TABLE OF CONTENTS
                               -----------------

1.   Purchase of the Company Shares.....................................    2
     ------------------------------
     1.1.  Transfer of the Company Shares...............................    2
           ------------------------------
     1.2.  Consideration................................................    2
           -------------
     1.3.  Definition of Net Profit Before Tax..........................    4
           -----------------------------------
     1.4.  Income Statements and Sellers' Right to Audit................    5
           ---------------------------------------------
     1.5.  Offset Against Purchase Price................................    5
           -----------------------------

2.   Closing............................................................    5
     -------

3.   Deliveries at the Closing..........................................    6
     -------------------------
     3.1.  Deliveries to the Buyer by the Company and
           ------------------------------------------
           the Sellers..................................................    6
           -----------
     3.2.  Deliveries to the Sellers by the Buyer.......................    8
           --------------------------------------

4.   Representations and Warranties by the Companies and
     ----------------------------------------------------
     each of the Sellers................................................    9
     -------------------
     4.1.  Ownership; Transfer of the Shares............................    9
           ---------------------------------
     4.2.  Authority....................................................    9
           ---------
     4.3.  Approvals....................................................   11
           ---------
     4.4.  No Brokers...................................................   11
           ----------
     4.5.  Organization, Etc............................................   12
           -----------------
     4.6.  Capital Stock and Partnership Interest.......................   13
           --------------------------------------
     4.7.  No Subsidiaries, Etc.........................................   15
           --------------------
     4.8.  Financial Statements.........................................   15
           --------------------
     4.9.  Absence of Certain Changes...................................   15
           --------------------------
     4.10. Taxes........................................................   18
           -----
     4.11. Non-Contravention............................................   19
           -----------------
     4.12. Title to and Condition of the Assets of the Company..........   20
           ---------------------------------------------------
     4.13. Litigation...................................................   22
           ----------
     4.14. Employee Benefit Plans and Other Arrangements................   24
           ---------------------------------------------
     4.15. Contracts....................................................   26
           ---------
     4.16. Insurance....................................................   27
           ---------
     4.17. Trademarks, Etc..............................................   28
           ---------------
     4.18. Transactions with Interested Persons.........................   29
           ------------------------------------
     4.19. Compliance with Laws, Etc....................................   29
           -------------------------
     4.20. No Undisclosed Liabilities, Etc..............................   30
           -------------------------------
     4.21. Environmental Matters........................................   31
           ---------------------
     4.22. Governmental Authorizations and Regulations..................   32
           -------------------------------------------

     4.23. Accounting Practices.........................................   33
           --------------------
     4.24. Minute Books.................................................   33
           ------------
     4.25. Employee Matters.............................................   33
           ----------------
     4.26. Accuracy of Information Furnished............................   34
           ---------------------------------
     4.27. Disclosure..................................................    35
           ----------

5.   Representations and Warranties of the Buyer to the Sellers.........   35
     ----------------------------------------------------------
     5.1.  Authority for Agreements.....................................   35
           ------------------------
     5.2.  Organization.................................................   36
           ------------
     5.3.  Non-Contravention............................................   36
           -----------------
     5.4.  Approvals....................................................   37
           ---------
     5.5.  No Brokers...................................................   37
           ----------
     5.6.  Accuracy of Information Furnished............................   37
           ---------------------------------

6.   Covenants of the Companies and each of the Sellers.................   37
     --------------------------------------------------
     6.1.  Access, Information and Documents............................   37
           ---------------------------------
     6.2.  Conduct of Business Pending Closing..........................   38
           -----------------------------------
     6.3.  Consents and Approvals.......................................   41
           ----------------------
     6.4.  Confidential Material........................................   41
           ---------------------
     6.5.  Employment Contracts.........................................   43
           --------------------
     6.6.  Transfer of Certain Assets...................................   43
           --------------------------
     6.7.  Liability for Federal, State and Local Taxes.................   43
           --------------------------------------------
     6.8.  Claims Experience............................................   43
           -----------------
     6.9.  Employment and Employee Benefits.............................   44
           --------------------------------
     6.10. Non-Competition..............................................   45
           ---------------
     6.11. Subordination Agreement......................................   46
           -----------------------
     6.12. IRS Election.................................................   46
           ------------
     6.13. Dissolution of B and G Services..............................   47
           -------------------------------
     6.14. Further Assurances...........................................   47
           ------------------

7.   Covenants of the Buyer.............................................   47
     ----------------------
     7.1.  Confidential Information.....................................   47
           ------------------------
     7.2.  Consents and Approvals.......................................   48
           ----------------------
     7.3.  Employment and Employee Benefits.............................   49
           --------------------------------
     7.4.  Undisclosed Liabilities, Tax Audits/Claims...................   50
           ------------------------------------------
     7.5.  Payment of Assumed Liabilities...............................   50
           ------------------------------
     7.6.  Further Assurances...........................................   50
           ------------------
     7.7.  Termination of Companies' Benefit Plans......................   50
           ---------------------------------------

8.   Conditions Precedent to the Sellers' Obligation to
     --------------------------------------------------
     Sell the Shares....................................................   51
     ---------------
     8.1.  The Buyer's Performance......................................   51
           -----------------------
     8.2.  Consents and Approvals.......................................   52
           ----------------------
     8.3.  No Legal Impediment..........................................   52
           -------------------

9.   Conditions Precedent to the Buyer's Obligation to
     -------------------------------------------------

     Purchase the Shares................................................   52
     -------------------
     9.1.  The Companies' and the Sellers' Performance..................   52
           -------------------------------------------
     9.2.  Consents and Approvals.......................................   53
           ----------------------
     9.3.  Physical Properties..........................................   54
           -------------------
     9.4.  Due Diligence................................................   54
           -------------
     9.5.  No Legal Impediment..........................................   54
           -------------------

10.  Termination........................................................   54
     -----------
     10.1. Termination by the Buyer.....................................   54
           ------------------------
     10.2. Termination by the Company or the Sellers....................   55
           -----------------------------------------
     10.3. Effect of Termination........................................   55
           ---------------------

11.  Indemnification....................................................   56
     ---------------
     11.1. Indemnification of the Buyer and the Companies...............   56
           ----------------------------------------------
     11.2. Indemnification of the Sellers...............................   58
           ------------------------------
     11.3. Survival of Representations, Warranties, and
           --------------------------------------------
           Covenants and Indemnification................................   59
           -----------------------------

12.  Miscellaneous......................................................   59
     -------------
     12.1. Complete Agreement; Amendments; Waivers......................   59
           ---------------------------------------
     12.2. Counterparts.................................................   60
           ------------
     12.3. Successors and Assigns.......................................   60
           ----------------------
     12.4. Governing Law................................................   60
           -------------
     12.5. Notices......................................................   61
           -------
     12.6. Expenses.....................................................   63
           --------
     12.7. Headings; Form of Words......................................   63
           -----------------------
     12.8. Severability.................................................   64
           ------------

                            STOCK PURCHASE AGREEMENT
                            ------------------------


          STOCK PURCHASE AGREEMENT (the "Agreement") dated as of the 1st day of April, 1996 by and among PGI Company P, a Virginia corporation (the "Buyer"), RMR Production Services, Inc., an Arizona corporation, d/b/a Timberline ("RMR"), Timberline Worldwide, Inc., d/b/a R.A.V.E. ("TWW") (individually, the "Company" and collectively, the "Companies"), Michael C. Heyl and Diane D. Heyl, individuals residing at 3210 East Carol Avenue, Phoenix, AZ 85028 (collectively, "Heyl") and Roger K. Pearsall and Virginia C. King, individuals residing at
8628 Wren Circle, Phoenix, AZ 85032 (collectively, "Pearsall") (collectively, Heyl and Pearsall shall be referred to as the "Sellers").

          WHEREAS, the Sellers are the sole shareholders of the Companies, owning the shares of stock listed on Schedule 4.1 attached hereto.

          WHEREAS, the Sellers are the sole partners of B and G Services Partnership, an Arizona general partnership ("B and G Services").

          WHEREAS, the Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, 100% of the outstanding capital stock of the Companies, all upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, agreements, representations, and warranties herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.  Purchase of the Company Shares
              ------------------------------

              1.1.  Transfer of the Company Shares.  Upon the terms and
                    ------------------------------
provisions of this Agreement, the Buyer agrees to purchase and accept delivery from the Sellers, and each of the Sellers agrees to sell, assign, transfer, and deliver to the Buyer, at the Closing provided for in Section 2 hereof, the shares of Common Stock of each of the Companies held by each of the Sellers, which shares, in the aggregate, constitute 100% of the outstanding shares of capital stock of the Companies (the Shares"), free and clear of all liens, claims, charges, restrictions, equities, or encumbrances of any kind.

              1.2.  Consideration.  The total purchase price for the Company
                    -------------
Shares will be up to Two Million Eight Hundred Thousand Dollars ($2,800,000), as calculated pursuant to Subsections 1.2(d), 1.2(e) and 1.5 herein (the "Purchase Price"). The

Purchase Price will be paid by the Buyer to the Sellers as follows:

                    (a) The Buyer will, at the Closing, deliver to the Sellers, at the sole choice of the Buyer, either bank cashier's checks, in the aggregate amount of one million four hundred thousand dollars ($1,400,000) (the "Bank Checks"), or by wire transfers, in the aggregate amount of one million four hundred thousand dollars ($1,400,000), as designated in writing by the Sellers (the "Wire Transfers").

                    (b) The Buyer will, at the Closing, deliver to the Sellers, subordinated promissory notes in the aggregate amount of Six Hundred Thousand Dollars ($600,000) payable to Sellers in the form annexed as Exhibit 1.2(b) hereto (the "Notes") payable twenty-four (24) months after Closing.

                    (c) The Sellers shall designate in writing to Buyer, prior to the Closing, the manner in which the Purchase Price will be prorated between each of the Sellers and the principal amount of the Notes.

                    (d) If in the years commencing on April 1, 1996 or 1997 and ending March 31, 1997 or 1998 respectively (the "Contract Years"), the existing business of the Companies, defined as the annual business generated by the employees of the Companies who were employed as of the Closing, or their replacements and any Production and Entertainment business (as hereinafter defined) generated from accounts of the Companies as of Closing taken over by others employed by the Company ("Existing Business") (i) exceeds **** ******* ******* ************ in net revenue and (ii)
achieves a minimum of *** ******* ***** of Net Profit Before Tax, for such Contract Year an amount of *** ******* ******** ******* ********** will be paid to Sellers within ***** **** days after the completion of the Buyer's Contract Year end. For purposes of this Section, "Production" business is defined as staged events held by corporations and organizations such as sales meetings, product launches, and business communications in which the Companies would typically provide for the client conceptual design, coordinate and/or supply staging and audiovisual services, outside speakers, and key production personnel and other such materials and support necessary to run such meetings and events. "Entertainment" business, is defined as the contracting and production of well-known professional talent to perform at such staged events.

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

                    (e) If in the Contracts Years, the Existing Business: (i) exceeds *** in net revenue and (ii) achieves a minimum of *** of Net Profit Before Tax for such Contract Year, in addition to the amount specified in
Section 1.2(d) above, *** will be paid to Sellers within *** days after the completion of Buyer's Contract Year end.

              1.3.  Definition of Net Profit Before Tax.  For the purpose of
                    -----------------------------------
calculating the additional purchase price to be paid to Sellers, Net Profit Before Tax shall be defined as income from the operations of the Companies prior to any federal, state or local income taxes, but after all expenses related to the Existing Business except any extraordinary corporate allocation charged by Buyer to the Companies and depreciation on all new fixed assets of the Companies added after Closing, but not added in the ordinary course of business.

              1.4.  Income Statements and Sellers' Right to Audit. During
                    ---------------------------------------------
Contract Years 1996 and 1997 the Companies' income statements will be prepared in accordance with GAAP, at Buyer's expense, and Sellers shall have a right to audit same at Sellers' expense.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
 COMMISSION

              1.5.  Offset Against Purchase Price.  Buyer and Sellers agree that
                    -----------------------------
Buyer shall receive all revenues from whatever source of each of the Companies and B and G Services from April 1, 1996 forward, including but not limited to amounts that have been accrued, billed or not yet billed as of the Closing. Buyer and Sellers agree that Buyer has the right to offset the amount of: (a) any accounts receivable of the Companies and B and G Services as of March 31, 1996 that are not paid to the Companies in accordance with their terms and (b) any undisclosed accounts payable or undisclosed liability of the Companies that is paid by Buyer or the Companies, from any future payments to the Sellers including but not limited to payments of the Purchase Price.

          2.  Closing.  The closing of the purchase and sale of the Company
              -------
Shares (the "Closing") will take place at the offices of Buyer (or at such other place as the parties may mutually agree) at 10:00 a.m. on April 12, 1996, or at such other time and on such date as the parties may mutually agree, but in no event will the Closing occur after April 15, 1996. The date and time of the Closing are referred to herein as the "Closing Date."

          3.  Deliveries at the Closing.
              -------------------------
              3.1.  Deliveries to the Buyer by the Company and the
                    ----------------------------------------------

Sellers.  At the Closing, the Companies and the Sellers will deliver to the
-------
Buyer:

                    (a) Against receipt of the Bank Checks or the Wire Transfers, the Sellers will deliver to the Buyer certificates for 100% of the Shares, all in accordance with the requirements of Section 1.1 hereof, which certificates will be duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer;

                    (b) From both RMR and TWW a certificate, in form and substance reasonably acceptable to the Buyer, executed by each of the Sellers, the President of such Company, and attested to by the Secretary of such company, dated the Closing Date, and certifying that: (i) attached thereto is a true and complete copy of the By-Laws of such company, as in effect as of the Closing Date; (ii) attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such company authorizing the execution, delivery, and performance of this Agreement; (iii) such resolutions have not been modified, rescinded, or amended and are in full force and effect; and attached thereto is a true and complete copy of the Articles of Incorporation of such company, as amended and as in effect as of the Closing Date;

                    (c) For both RMR and TWW a certificate, in form and substance reasonably acceptable to the Buyer, executed by the President of such company and by each of the Sellers, dated the Closing Date, certifying as to the accuracy of such company's and the Sellers' representations and warranties at and as of the Closing;

                    (d) From both RMR and TWW resignations of all of the directors and officers of such company;

                    (e) From both RMR and TWW all of such company's and its subsidiaries contracts, books, records, and other data relating to the company's and its subsidiaries' operations, including the company's and its subsidiaries' minute and stock books;

                    (f)  The opinion of counsel in the form attached hereto as
Exhibit 3.1(f);

                    (g) An executed Employment Agreements between the RMR and Heyl, substantially in the forms attached hereto as Exhibit 3.1(g)(the "Heyl Employment Agreements");

                    (h) An executed Employment Agreement between the RMR and Pearsall, substantially in the form attached hereto as

Exhibit 3.1(h) (the "Pearsall Agreement")

                    (i) Any schedules that are to be updated as of the Closing date;

                    (j) Control over all assets of the Companies, including cash held in the Companies' control or owned by the Companies as of the Closing;

                    (k) Evidence of the distribution of B and G Services' assets, free and clear of any encumbrances and liens of any kind, to one of the Companies;

                    (l) Such other certificates and documents as the Buyer or its counsel may reasonably request.

              3.2.  Deliveries to the Sellers by the Buyer.  At the Closing,
                    --------------------------------------
the Buyer will deliver to the Sellers the following:

                    (a) The Buyer will, against receipt of stock certificates for the Shares in accordance with Section 3.1(a) above, either have delivered as of the Closing Date the Bank Checks, or have completed the Wire Transfers as of the Closing Date, in either case in accordance with Section 1.2(a) hereof;

                    (b) Fully executed Notes in the form annexed as Exhibit 1.2(b) above;

                    (c) A fully executed guarantee agreement between

Production Group International, Inc. and Seller (the "Guarantee") in the form annexed as Exhibit 3.2(c) hereto.

                    (d) A certificate, in form and substance reasonably acceptable to the Sellers, executed by the President of Buyer, and attested to by the Secretary of Buyer, dated the Closing Date, certifying as to the accuracy of the Buyer's representations and warranties at and as of the Closing;

                    (e) Such other certificates and documents as the Sellers or their counsel may reasonably request.

          4.  Representations and Warranties by the Companies and each of the
              ---------------------------------------------------------------
Sellers.  Each of the Companies, and each of the Sellers, individually and not
-------
jointly, represent and warrant to the Buyer that, as of the date of this Agreement and (except as otherwise stated herein) as of the Closing Date (except with regard to B and G Services):

              4.1.  Ownership; Transfer of the Shares.  The Shares are duly
                    ---------------------------------
authorized, validly issued, fully paid, and non-assessable. Each of the Sellers owns the shares of each Company as indicated on Schedule 4.1 under his name free and clear of all liens, encumbrances, pledges, charges, security interests, rights, options, or other adverse interests of any kind. Each of the Sellers has the right, power, and authority to sell all of his shares in each of the Companies as provided herein, and upon such sale, the Buyer will receive good and valid title to all of the Shares, subject to no liens, encumbrances, pledges, charges, security interests, rights, options, or other adverse interests of any kind. The certificates for the Shares will be, when delivered to the Buyer, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer.

              4.2.  Authority.  Each of Companies and each of the Sellers has
                    ---------
the power and authority to execute and deliver this Agreement and the other agreements and documents contemplated by this Agreement (all such agreements and documents will be known hereafter as the "Transaction Documents" regardless of which party is required to execute or deliver any such agreement or document) to which it or he is a party and to carry out its or his obligations hereunder and thereunder, as the case may be. The execution, delivery, and performance of this Agreement and each of the Transaction Documents to which the Companies, any Company or any of the Sellers is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of each of the Companies, and no other proceeding on the part of each of the Companies or any of the Sellers is necessary to authorize the execution and delivery of this Agreement or any of the Transaction Documents to which the Companies, the Company or any of the Sellers is a party or the performance by the Companies, the Company or any of the Sellers of any of the transactions contemplated hereby or thereby. This Agreement and each of the Transaction Documents to which the Companies, any Company or any of the Sellers is a party, has been duly executed and delivered on behalf of each of the Companies and any of the Sellers and when executed and delivered by all required parties thereto, will be a legal, valid, and binding obligation of the Company and any of the Sellers enforceable against each of the Companies and the Sellers in accordance with their respective terms, except to the extent that the validity, binding legal effect, or enforceability of any provisions in the Agreement or any Transaction Document, or any rights granted herein or thereunder, may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the rights of creditors generally and the availability of equitable remedies, including specific performance and injunctive relief.

              4.3.  Approvals.  No consent, approval, order, or authorization
                    ---------
of, or registration, declaration, or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement and the Transaction Documents, by each of the Companies or the Sellers, or the consummation of the transactions contemplated hereby or thereby, except for those that would have no material adverse affect on the business or assets of the Companies. No consent of any third party is necessary to permit the consummation of the transactions contemplated hereby or thereby, except for those that would have no material adverse affect on the business or assets of the Companies.

              4.4.  No Brokers.  All negotiations relating to this Agreement
                    ----------
and the Transaction Documents, and the transactions contemplated hereby and thereby, have been carried on by the Companies and the Sellers. The Sellers have engaged the services of a broker, Steve Brandwein, in connection with this transaction and Sellers shall be solely liable to compensate such broker.

              4.5.  Organization, Etc.  (a) (i) RMR is a corporation duly
                    -----------------
organized, validly existing, and in good standing under the laws of the State of Arizona, and has all requisite corporate power and authority to own or lease and to operate its properties and to carry on its business as now being conducted. RMR has delivered to the Buyer complete and correct copies of RMR's Articles of Incorporation, By-Laws, and all amendments thereto. RMR is duly qualified or licensed to do business and is in good standing as a foreign corporation in the jurisdictions set forth in Schedule 4.5
(a) hereto. RMR is not required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction.

                    (a) (ii) TWW is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to own or lease and to operate its properties and to carry on its business as now being conducted. TWW has delivered to the Buyer complete and correct copies of TWW's Articles of Incorporation, By-Laws, and all amendments thereto. TWW is duly qualified or licensed to do business and is in good standing as a foreign corporation in the jurisdictions set forth in Schedule 4.5 (a) hereto. TWW is not required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction.

                    (b) B and G Services is duly organized, validly existing, and in good standing under the laws of the State of Arizona and has all requisite power and authority to own or lease and to operate its properties and to carry on its business as now being conducted. The Sellers have delivered to the Buyers complete and correct copies of B and G Services partnership agreement and related documents. B and G Services is duly qualified or licensed to do business and in good standing as a foreign corporation or entity in the jurisdictions set forth in Schedule 4.5(b) hereto. B and G Services is not required to be qualified or licensed to do business as a foreign entity in any other jurisdiction.

              4.6.  Capital Stock and Partnership Interest.
                    --------------------------------------

                    (a) (i) RMR's authorized capital stock consists of 10,000 shares of Common Stock, par value one hundred dollars ($100) per share; (ii) the only issued and outstanding shares of capital stock of RMR are 681 shares of RMR's Common Stock of which 340.5 shares are owned beneficially and of record by Heyl and 340.5 shares are owned beneficially and of record by Pearsall; (iii) there are no outstanding subscriptions, options, conversion rights, warrants, or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating RMR to issue, deliver, sell, or cause to be issued, delivered, or sold, any additional shares of capital stock of RMR, or obligating RMR to grant, extend, or enter into any such agreement or commitment; and (iv) there are no rights of first refusal, pre-emptive rights, or other similar agreements obligating RMR to offer any shares of its capital stock to any person.

                    (b) (i) TWW's authorized capital stock consists of 100,000 shares of Common Stock, no par value; (ii) the only issued and outstanding shares of capital stock of TWW are 200 shares of TWW's Common Stock of which 100 shares are owned beneficially and of record by Michael C. Heyl and 100 shares are owned beneficially and of record by Roger K. Pearsall; (iii) there are no outstanding subscriptions, options, conversion rights, warrants, or other agreements, or commitments of any nature whatsoever (either firm or conditional) obligating TWW to issue, deliver, sell, or cause to be issued, delivered, or sold, any additional shares of capital stock of TWW, or obligating TWW to grant, extend, or enter into any such agreement or commitment; and (iv) there are no rights of first refusal, preemptive rights, or similar agreements obligating any subsidiary to offer any share of its capital stock to any person.

                    (c) (i) Sellers are the only partners of B and G Services, general, limited or otherwise, (ii) there are no outstanding agreements or commitments of any nature whatsoever either firm or conditional) obligating Sellers to sell, grant or extend an interest of any nature in B and G Services or enter into any such agreement or commitment; and (iii) there are no rights of first refusal or similar agreements obligating any partnership interest of any nature to any person.

              4.7.  No Subsidiaries, Etc.  Neither of the Companies owns,
                    --------------------
directly or indirectly, capital stock of any other corporation or is a partner in any partnership or a participant in any joint venture,except as listed on
Schedule 4.7. Neither of the Companies own, directly or indirectly, any equity interest in any corporation, partnership, joint venture, or other person except as listed on Schedule 4.7.

              4.8.  Financial Statements.  The Sellers have delivered to the
                    --------------------
Buyer complete and correct copies of (a) B and G Services' tax returns for the calendar years ended December 31, 1993, 1994 and 1995; (b) TWW tax returns for the fiscal years 1992, 1993 and

1994 and (c) RMR reviewed financial statements, for the calendar years ended December 31, 1992, 1993 and 1994 and compiled financial statements for the period ended December 31, 1995. All such financial statements have been prepared on an accrual accounting basis on an historically consistent basis throughout the periods indicated and present fairly the financial condition of each of the Companies and B and G Services at the dates indicated and the results of operations for the periods indicated.

              4.9.  Absence of Certain Changes.  Except to the extent
                    --------------------------
specifically set forth in reasonable detail on Schedule 4.9 hereto, since December 31, 1995 there have been no material adverse changes in the assets, liabilities, properties, business, or prospects of the Companies or B and G Services, and neither the Companies nor B and G Services has:

                    (a) issued or sold any stock, notes, bonds, or other securities, or any option to purchase the same, or entered into any agreement with respect thereto;

                    (b) declared, set aside, or made any dividend or other distribution on capital stock or redeemed, purchased, or acquired any shares thereof, or entered into any agreement in respect of the foregoing;

                    (c) amended its Articles of Incorporation or By-Laws;

                    (d) (i) purchased, sold, assigned, or transferred any material tangible or intangible assets or property (including cash and cash equivalents); (ii) mortgaged, pledged, granted, or suffered to exist any lien or other encumbrance or charge on any material tangible or intangible assets or properties, except for liens for taxes not yet due; or (iii) waived any rights of material value or canceled any material debts or claims;

                    (e) incurred any material obligation or liability (absolute or contingent), or paid any material liability or obligation (absolute or contingent);

                    (f) increased, or become obligated to increase, the compensation or other benefits payable to any officer or director of the Companies or any relative of any such officer or director, or granted any bonus, any severance or termination pay, or entered into any employment agreement or other agreement (written or oral) with any officer, director or salaried employee of the Companies or any relative of any such officer, director or salaried employee (except as may be effected in accordance with the terms of this Agreement);

                     (g) incurred any damage, destruction, or similar loss, whether or not covered by insurance, materially affecting the businesses or properties of the Companies;

                     (h) entered into any transaction other than in the ordinary course of business;

                     (i) suffered any strike or other labor trouble materially and adversely affecting its business, operations, or prospects;

                     (j) made or permitted any material amendment or termination of any material contract, agreement, or license to which it is a party other than in the ordinary course of business;

                     (k) made any change in its accounting methods or practices with respect to its condition, operations, business, properties, assets, or liabilities;

                     (l) abandoned or disposed of any material trade secret, trademark, tradename, trademark application, tradename application, or any other intellectual property; or

                     (m) suffered any loss of employees or customers that adversely affects its business, operations, or prospects.

            4.10.    Taxes.
                     -----

                     (a) Except to the extent specifically set forth in reasonable detail on Schedule 4.10 hereto, all federal, state, county, municipal, and foreign tax returns required by law to be filed by each of the Companies, B and G Services and the Sellers have been duly filed, and all taxes (including without limitation sales, use, property, and payroll taxes), assessments, fees, and other governmental charges together with any and all penalties, fines, and interest thereon ("Taxes") upon each of the Companies, B and G Services or the Sellers, or upon any of the Companies', B and G Services' or the Seller's properties, assets, revenues, income, sales, or franchises that have become due and payable in respect of the periods or transactions covered thereby, have been paid. Except to the extent specifically set forth in reasonable detail on Schedule 4.10 hereto, neither the Internal Revenue Service nor any other taxing authority or agency is now asserting or, is threatening to assert, against any of the Companies, B and G Services or the Sellers, any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. Each of the Companies, B and G Services or the Sellers have not been granted any waiver of any statute of limitation with respect to, or been granted any extension of a period for the assessment of, any federal, state, county, municipal, or foreign income tax. Sellers have delivered to Buyer copies of all federal, state and local tax returns for each of the Companies and B and G Services for fiscal years 1992, 1993 and 1994.

                (b) That the S election made with regard to RMR was properly made, has not been revoked and RMR and the Sellers have never taken any action that would cause the S election to be revoked.

          4.11. Non-Contravention.  The execution and delivery of this
                -----------------
Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (a) violate any provision of the Articles of Incorporation or By-laws of any of the Companies; (b) violate any material provision of, or result in the breach or the acceleration of, or entitle any party to accelerate (whether after the giving of notice or lapse of time or both), any material obligation under, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment, or decree to which any of the Companies, or any of the Sellers is a party or by which any of the Companies or Sellers is bound;
(c) result in the creation or imposition of any material lien, charge, pledge, security interest, or other encumbrance upon any property of the Companies, or any of the Sellers; or (d) violate or conflict with any other material restriction or any law, ordinance, or rule to which any of the Companies or any of the Sellers or any property of any of the Companies or any of the Sellers is subject.

            4.12.    Title to and Condition of the Assets of the Company.
                     ---------------------------------------------------

                     (a) Each of the Companies, and B and G Services has good and marketable title to all assets owned by it free and clear of all mortgages, liens, charges, encumbrances, easements, security interests, or title imperfections, except to the extent specifically set forth in reasonable detail on Schedule 4.12(a) hereto. The assets reflected in the financial statements of the Companies for their fiscal year ended December 31, 1995 referred to in
Section 4.8 hereof constitute all of the tangible assets and properties that the Companies own, use, or hold in connection with their business, and the conduct of such business as a going concern and, except for additions or dispositions in the ordinary course of business, include all tangible properties and assets used in such business as being conducted; provided, however, that such financial statements do not include the assets of B and G Services, which will be transferred to the one of the Companies prior to the Closing and are reflected on the financial statements of B and G Services for its fiscal year ended December 31, 1995. The facilities, machinery, furniture, office, and other equipment of the Companies, and B and G Services that are used in their business are in good operating condition and repair, subject only to the ordinary wear and tear of that business, and the Companies, B and G Services or any property or asset owned or leased by them are not in violation of any applicable ordinance, regulation, or building, zoning, environmental or other law in respect thereof, the violation of which will have a material adverse effect on the financial condition, the conduct of the business or the ownership or use of any of the properties or assets of the Companies.

                     (b) Schedule 4.12(b)(1) hereto sets forth all real and personal property owned by the Companies and B and G Services. Schedule 4.12(b)(2) hereto sets forth all personal property leased and real estate leased to the Companies and B and

G Services and specifies, in the case of real estate, the location of each property, the use of the facility thereon, the name of the owner or the names of the lessor and the lessee, the approximate square footage of improvements, and the acreage of land. The Companies and Sellers have delivered to the Buyer a copy of each lease by which either of the Companies or B and G Services acquired their interest in the real property described in Schedule 4.12(b)(1) hereto, all of which documents are true and complete copies thereof as in effect on the date hereof. The Companies and B and G Services have not received any written notice from any governmental agency, board, bureau, body, department, or authority of any United States or foreign jurisdiction, which materially restricts the use of any of the real estate described in Schedule 4.12(b)(1) hereto. Except as set forth in Schedule 4.12 hereto, there is no easement, right-of-way agreement, license, sublease, occupancy agreement, or like instrument with respect to any of the real estate described in Schedule 4.12(b)(1). Each lease pursuant to which either of the Companies or B and G Services leases any real or personal property is in full force and effect and is valid and enforceable in accordance with its terms. There is not under any such lease any default by the Companies or B and G Services, or any event that with notice or lapse of time or both would constitute such a default by the Companies or B and G Services. There is not under any such lease any default by any other party thereto or any event that with notice or lapse of time or both would constitute such a default thereunder by such party. Each property used in the business of the Companies or B and G Services is reflected in the balance sheet of the Companies or B and G Services balance sheet as at December 31, 1995 referred to in Section 4.8.

                     (c) Sellers have provided Buyer with a complete and accurate list of all of the Companies' and B and G Services' accounts payable and liabilities as of December 31, 1995 on Schedule 4.12(c) and shall update this Schedule 4.12(c) as of the Closing Date.

            4.13.    Litigation.
                     ----------

                     (a) Except as set forth in reasonable detail on Schedule
4.13 hereto, there are no actions, suits, proceedings, investigations, or inquiries pending or, threatened against or affecting the business, operations, financial condition, or prospects of either of the Companies or B and G Services at law or in equity in any court or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

          (b) There are no actions, suits, proceedings, investigations, or inquiries pending or threatened against either of the Companies, B and G Services or the Sellers at law or in equity in any court or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that reasonably could be expected to have an adverse effect on the Sellers' right or ability to execute and deliver this Agreement and the Transaction Documents or consummate the transactions contemplated hereby or thereby.

          (c) The Companies and B and G Services are not in default in respect of any judgment, order, writ, injunction, or decree of any court or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

          (d) Except as set forth in reasonable detail on Schedule 4.13 hereto, there are no actions, suits, proceedings, investigations, or inquiries pending or threatened against either of the Companies or B and G Services or any of the Sellers at law or in equity in any court or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that reasonably could be expected to have an adverse effect on the Companies or the Sellers' right or ability to execute and deliver this Agreement or the Transaction Documents or consummate the transactions contemplated hereby or thereby.

            4.14.    Employee Benefit Plans and Other Arrangements.
                     ---------------------------------------------

                     (a)  Employee Plans Generally. Except as set forth in
                          ------------------------
reasonable detail on Schedule 4.14 hereto, neither the Companies nor B and G Services maintain, make any contributions to, or have been obligated by law or agreement to establish, maintain, sponsor, or make any contributions to (i) any employee pension benefit plan as described in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder ("ERISA"); (ii) any employee welfare benefit plan as described in Section 3(1) of ERISA, including, without limitation, any arrangement providing for the payment of health benefits to former employees or their beneficiaries; (iii) any formal or informal severance plan or arrangement, including, without limitation, any arrangement providing for payments to be made to any person contingent upon a change of ownership or effective control of the Company or ownership of a substantial portion of the assets of such Company; or (iv) any other deferred compensation, bonus, stock option, stock purchase, insurance, or other employee benefit plan, agreement, fund, or arrangement, whether or not set forth in writing, providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent, or assignee other than regular salary, wages, or commissions paid substantially concurrently with the performance of the services for which paid.

                     (b) Post-Retirement Benefits. Except to the extent required
                         ------------------------
under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Companies and B and G Services have not incurred any current or future obligation to provide health or life insurance benefits to employees or former employees with respect to any period which extends beyond retirement or other termination of employment.

                     (c) ERISA Title IV Considerations. None of the Companies, B
                         -----------------------------
and G Services nor any member of their respective controlled group (within the meaning of Section 4001 of ERISA) have incurred (or reasonably expects to incur) any material liability to the Pension Benefit Guaranty Corporation or any liability under Title IV of ERISA, and there are no circumstances that might result in the imposition of a lien on any of the assets of the Companies or B and G Services pursuant to ERISA Sections 302 or 4068 or Section 412 of the Internal Revenue Code of 1986, as amended.

                  (d) Multiemployer Plans. None of the Companies and B and G
                      -------------------
Services nor any member of their respective controlled group (within the meaning of Section 4001 of ERISA) now have, or during the last five years have had, any obligation to contribute to, or any other liability or potential liability with respect to, a "multiemployer plan" as that term is defined in Section 3(37) of ERISA or a multiple controlled group plan as described in Sections 4063 and 4064 of ERISA (including, without limitation, any withdrawal liability or plan termination obligations).

            4.15. Contracts.
                  ---------

                  (a) Schedule 4.15 hereto contains a complete and correct list of all agreements, contracts, and commitments (i) to which either of the Companies or B and G Services is a party and which yearly expenditure thereunder is equal to or greater than

$1,000 or (ii) by which it or any of its assets is bound as of the date hereof.

                     (b) The Buyer has been given complete and correct copies of all written agreements, contracts, and commitments to which each of the Companies or B and G Services is a party or by which each of the Companies' or B and G Services' or any of their assets is bound, together with all amendments thereto. Such agreements, contracts, and commitments are in full force and effect, and all parties to such agreements, contracts, and commitments have, in all material respects, performed all obligations required to be performed by them to date, and each of the Companies and B and G Services are not, and no other party is, in material default thereunder.

                     (c) No agreement, contract, or commitment to which each of the Companies or B and G Services is a party or by which it or any of their assets is bound, purports to limit their freedom to compete in any line of business or with any person or entity. The Companies or B and G Services have no outstanding power of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction.

                (d) Each of the Companies or B and G Services is not a party to any contract with any governmental authority. Each of the Companies or B and G Services is not a party to any contract that adversely affects its condition (financial or otherwise), operations (present or prospective), business (present or prospective), properties, assets, or liabilities. The Companies and B and G Services know of no bid or contract proposal made by either the Companies or B and Services that, if accepted or entered into, might reasonably be expected to result in a loss to such Company or B and G Services.

          4.16. Insurance. The Companies and B and G Services maintain adequate
                ---------
insurance against risks for the business in which they are engaged, including, without limitation, workers' compensation and comprehensive liability insurance. All of the Companies' and B and G Services' insurance policies covering such risks are listed on Schedule 4.16 hereto, are in full force and effect, all premiums due thereon have been paid, and each has complied in all material respects with the provisions of such policies.

          4.17. Trademarks, Etc.  Schedule 4.17 hereto contains a
                ---------------
complete and accurate list (including registration numbers and dates of filing, renewal, and termination) of all trademarks, patents, tradenames, trade secrets, copyrights, service marks, licenses, all registrations and applications for any of the foregoing, and other intellectual property owned by the Companies and B and G Services or in which any of them have an interest (collectively, the "Intellectual Property"). Except as set forth in Schedule 4.17 hereto, (a) all of the Intellectual Property is valid and is owned by the Companies or B and G Services free and clear of all liens, encumbrances, or claims whatsoever; none of the Companies' or B and G Services' rights in or use of such Intellectual Property infringes on the rights of others or has been, or is currently being, or, to the knowledge of the Companies or the Sellers, threatened to be, challenged; (b) all of the Intellectual Property registrations have been duly issued and have not been canceled, abandoned, or otherwise terminated; (c) all of the Intellectual Property applications have been duly filed with the appropriate authorities; and (d) no consents or approvals of any person are necessary to sell, convey, transfer, assign, and deliver any of the Intellectual Property to the Buyer. Except as set forth in Schedule 4.17 hereto, the

Companies and B and G Services own or have the right to use all of the Intellectual Property necessary to conduct their operations and business and the Companies and B and G Services know of no claim, or any basis of any claim, that they have infringed any intellectual property of any other person or that any other person has infringed any of the Intellectual Property. Except as set forth in Schedule 4.17 hereto, no third party has been permitted or licensed to use any of the Intellectual Property and no royalties or other fees are payable to any third party with respect to any of the Intellectual Property.

          4.18. Transactions with Interested Persons.  Except to the extent
                ------------------------------------
specifically set forth in reasonable detail on Schedule 4.18 hereto and the financial statements delivered to the Buyer pursuant to Section 4.8 hereof, the Companies and B and G Services do not nor does any employee (or family member thereof) of the Companies or B and G Services, own, directly or indirectly, on an individual or joint basis, an interest or serve as an officer, director, employee, consultant, contractor, or agent, of or to, any competitor or supplier of the Companies or B and G Services or any person or entity who or that has a contract or arrangement with the Companies or B and G Services.

          4.19. Compliance with Laws, Etc. The Companies and B and G Services
                -------------------------
have complied with and are in compliance with all federal, state, local, and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders, or decrees applicable to them or any of their properties, assets, operations, and business the failure of which to so comply would have an adverse effect on the properties, operations, business, financial condition, or prospects of the Companies, and there does not exist any basis for any claim of default under or violation of any such statute, law, ordinance, regulation, rule, permit, judgment, order, or decree except such defaults or violations, if any, that in the aggregate do not and will not adversely affect the properties, operations, business, financial condition, or prospects of the Companies or B and G Services.

          4.20. No Undisclosed Liabilities, Etc. Except for the transactions
                -------------------------------
contemplated by this Agreement and as set forth in Schedule 4.20 hereto:

                (a) The Companies or B and G Services have not incurred any liability or obligation (absolute, accrued, contingent, or otherwise) of any nature (other than liabilities and obligations incurred in the ordinary course of business) that would properly be reflected or reserved against in a balance sheet prepared in conformity with generally accepted accounting principles applied on a basis consistently used in the preparation of the balance sheet of the Companies as on December 31, 1995 referred to in Section 4.8 hereof; and

                  (b) The Companies or B and G Services have not acquired any amount of accounts receivable that are uncollectible, and the frequency and amounts of payments received by the Companies with respect to the accounts receivable reflected on the consolidated balance sheets of the Companies and B and G Services as on December 31, 1995 referred to in Section 4.8 hereof do not, in retrospect, render inadequate the reserve for uncollectible accounts set forth on such balance sheet.

            4.21. Environmental Matters.
                  ---------------------
                  (a) No releases or threat of releases of hazardous substances have occurred at, from, in or on any real property owned, leased or operated by the Companies or B and G Services ("Site"), nor are there any hazardous substances in, on, about or migrating to any Site;

                  (b) No releases or threat of releases of hazardous substances have occurred at, from or in any site at which a hazardous substance generated by or from the Companies or B and G Services has been disposed of;

                     (c) There are no past or pending environmental claims against the Companies or B and G Services related to the Site or off-site locations to which the Companies or B and G Services have shipped hazardous substances. There has been no violation of or non-compliance with any environmental law or environmental permit by the Companies or B and G Services relating to operations of the Companies or other uses of the Site;

                     (d) There are no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any environmental law or environmental permits with respect to the ownership, occupancy, development, use, or transferability of the Site;

                     (e) There are no underground storage tanks, polychlorinated biphenyl-containing materials, or asbestos-containing materials located at the Site;

                     (f) There are not any and there have not been any environmental conditions at the Site resulting from or arising out of any past activities at the Site created prior to or existing at the Closing Date; and

                (g) All necessary environmental permits and other permits for all activities related to the past operations and current operations at the Site were obtained. The Companies have fully complied and is in full compliance with all environmental laws and environmental permits with respect to activities relating to the Site.

          4.22. Governmental Authorizations and Regulations. Schedule 4.22
                -------------------------------------------
hereto lists all licenses, franchises, permits, and other governmental authorizations held by the Companies and B and G Services necessary to the conduct of their business. Such licenses, franchises, permits, and other governmental authorizations are valid, and the Companies or B and G Services have not received any notice that any governmental authority intends to cancel, terminate, or not renew any such license, franchise, permit, or other governmental authorization. The Companies and B and G Services hold all licenses, franchises, permits, and other governmental authorizations the absence of any of which could have an adverse effect on their business.

          4.23. Accounting Practices.  The Companies and B and G
                --------------------

Services make and keep accurate books and records reflecting their assets and maintains internal accounting controls that provide reasonable assurance that
(a) transactions are executed with management's authorization and (b) transactions are recorded as necessary to permit preparation of the Company's financial statements and to maintain accountability for the assets of the Companies and B and G Services.

      4.24.  Minute Books.  Each of the Companies' minute books
             ------------
contain complete and accurate records of all meetings and other corporate actions of their shareholders and Board of Directors and committees thereof and Sellers have given Buyer complete and correct copies of all such minute books.

      4.25.  Employee Matters.  Each of the Companies or B and G Services is not
             ----------------
in violation, or has not been alleged to be in violation, of any of the various provisions of Title VII of the Federal Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, or any other federal or state law dealing with employment discrimination, federal or state wage and hour laws, federal or state income or unemployment and social security tax withholding laws, or occupational safety and health laws and applicable standards and regulations thereunder. Each of the Companies or B and G Services is not liable for any unpaid wages, vacation pay, bonuses, or commissions, or for any material tax, penalty, assessment, or forfeiture for failure to comply with any employer/employee matter. There are no strikes, lockouts, work stoppages, slowdowns, jurisdictional disputes, material grievances, material arbitrations, or organizing activities occurring or threatened with respect to either of the Companies or B and G Services. Each of the Companies or B and G Services is not a party to any collective bargaining agreement, no such agreement determines the terms and conditions of employment of any employee of either of the Companies or B and G Services, no collective bargaining agent has been certified as a representative of any of the employees of either of the Companies or B and G Services, and no representation campaign or election is now in progress with respect to either of the Companies or B and G Services employees.

      4.26.  Accuracy of Information Furnished.  This Agreement, the Transaction
             ---------------------------------
Documents, and the schedules (prepared by either of the Companies or B and G Services) and exhibits (prepared by the either of the Companies or B and G Services) hereto and thereto do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements (excluding statements concerning solely the Buyer) herein or therein, in light of the circumstances under which they were made, not misleading.

      4.27.  Disclosure.  The Sellers and each of the Companies have not
             -----------
knowingly failed to disclose to the Buyer any facts that would have an adverse impact on the value of the Shares or on the assets, liabilities, earnings, prospects and business of each of the Companies or B and G Services. No representation or warranty by the Sellers or either of the Companies contained in this Agreement, and no statement contained in, or agreement or other document exhibited or attached hereto, any Schedule hereto or any list, certificate or writing delivered in connection with or pursuant hereto, contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide fully and fairly the information required to be provided in any such document.

      5.     Representations and Warranties of the Buyer to the Sellers.
             ----------------------------------------------------------
The Buyer represents and warrants to the Sellers that, as of the date of this Agreement and (except as otherwise stated herein) as of the Closing Date:

      5.1.   Authority for Agreements.  The Buyer has the power and authority to
             ------------------------
execute this Agreement and the Transaction Documents to which it is a party and to carry out its obligations hereunder. When executed and delivered by the Buyer, this Agreement will be binding upon and enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws, from time to time in effect, affecting creditors' rights generally, and general principles of equity (whether asserted in an action at law or in equity).

      5.2.   Organization.  Buyer is a corporation, duly organized, validly
             ------------
existing, and in good standing under the laws of the Commonwealth of Virginia, and has all requisite corporate power and authority to own or lease and to operate its properties and to carry on its business as now being conducted.

      5.3.   Non-Contravention. The execution and delivery of this Agreement and
             -----------------
the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby will not, (a) violate any provision of the Articles of

Incorporation or By-Laws of the Buyer; (b) violate any material provision of, or result in the breach or the acceleration of, or entitle any party to accelerate (whether after the giving of notice or lapse of time or both), any material obligation under, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment, or decree to which the Buyer is a party or by which it is bound; (c) result in the creation or imposition of any material lien, charge, pledge, security interest, or other encumbrance upon any property of the Buyer; or (d) violate or conflict with any other material restriction or any law, ordinance, or rule to which the Buyer or its property is subject.

      5.4.   Approvals.  No consent, approval, order, or authorization of, or
             ---------
registration, declaration, or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement and the Transaction Documents by the Buyer or the consummation of the transactions contemplated hereby, except as listed on Schedule 5.4.

      5.5.   No Brokers.  All negotiations relating to this Agreement and the
             ----------
Transaction Documents and the transactions contemplated hereby have been carried on by the Buyer without the intervention of any person or firm in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission or finder's fee.

             5.6.   Accuracy of Information Furnished. This Agreement and the
                    ---------------------------------
schedules (prepared by Buyer) and exhibits (prepared by Buyer) hereto and thereto do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements (excluding statements concerning solely the Companies, B and G Services or the Sellers) herein or therein, in light of the circumstances under which they were made, not misleading.

      6.     Covenants of the Companies and each of the Sellers.
             --------------------------------------------------

             6.1. Access, Information and Documents. Pending the Closing, each
                  ---------------------------------
of the Companies, B and G Services and the Sellers will give to the Buyer and to its agents and representatives (including, but not limited to, accountants, lawyers, and appraisers) full and complete access during normal working hours to any and all of the properties, assets, books, records, and other documents of each of the Companies and B and G Services to enable the Buyer to make such examination of the business, properties, assets, books, records, and other documents of each of the Companies and B and G Services as the Buyer may determine, and each of the Companies, B and G Services and the Sellers will furnish to the Buyer such information and copies of such documents and records as the Buyer will reasonably request. Buyer will not contact any employee of either of the Companies or B and G Services (other than Sellers) without the prior written consent of the Sellers. As part of such examination the Buyer may make such inquiries of such persons having business relationships with either of the Companies or B and G Services as the Buyer will determine and each of the Companies, B and G Services and the Sellers will cooperate fully with the Buyer in connection therewith, provided that the Companies or B and G Services are given reasonable prior notice of all such persons to which the Buyer intends to make inquiries and the Sellers consent in writing to such inquiries.

      6.2.   Conduct of Business Pending Closing. From the date hereof until the
             -----------------------------------
Closing with regard to each of the Companies and until dissolution with regard to B and G Services, except as consented to by the Buyer in writing:

             (a) (i) Each of the Companies will maintain itself at all times as a corporation duly organized, validly existing, and in good standing, as applicable, under the laws of the jurisdictions under which it is incorporated and in which it is doing business as a foreign corporation;

                  (ii) The Sellers shall have transferred all of the assets of B and G Services to the Companies;

             (b) Each of the Companies and B and G Services will carry on their business and operations substantially in the manner carried on as of the date hereof and each of the Companies or B and G Services will not engage in any activity or transaction or make any commitment to purchase or spend, other than in the ordinary course of their business as heretofore conducted;

             (c) (i) Each of the Companies will not declare, authorize, or pay any distribution or dividend to any of their shareholders and each of the Companies will not redeem, purchase, or otherwise acquire, or agree to redeem, purchase, or otherwise acquire, any shares of their own stock;

                  (ii) B and G Services will not declare, authorize or pay any distribution to any of its partners;

             (d) Each of the Companies and B and G Services will not pay or obligate itself to pay any compensation, commission, or bonus to any director, officer, employee, or independent contractor as such, except for the regular compensation and commissions payable to such director, officer, employee, or independent contractor at the rate in effect on the date of this Agreement or otherwise in the ordinary course of business;

             (e) Each of the Companies and B and G Services will continue to carry all of their existing insurance;

             (f) Each of the Companies and B and G Services will use its best efforts to preserve its business organization intact, to keep available to the Buyer the services of its employees and independent contractors and to preserve for the Buyer its relationships with suppliers, licensees, distributors, and customers and others having business relationships with each of them;

             (g) Each of the Companies and B and G Services will not, and will not obligate itself to, sell or otherwise dispose of or pledge or otherwise encumber any of its properties or assets except in the ordinary course of business and each of the Companies and B and G Services will maintain its facilities, machinery, and equipment in good operating condition and repair, subject only to ordinary wear and tear;

             (h) Each of the Companies and B and G Services will not enter into any agreement or understanding with any partner, employee, officer, director, or shareholder of either of the Companies, or any affiliate of any of the foregoing;

             (i) Each of the Companies and B and G Services will not engage in any activity or transaction other than in the ordinary course of business as heretofore conducted; and

             (j) Without limiting the foregoing, each of the Companies and B and G Services will consult with the Buyer regarding all significant developments, transactions, contracts, personnel changes and proposals relating to their business prior to taking any action.

      6.3.   Consents and Approvals. Each of the Companies, B and G Services and
             ----------------------
the Sellers will use their reasonable commercial efforts to obtain prior to the Closing all consents, authorizations, and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department, or authority or of any other person required to be obtained by either of the Companies or the Sellers in connection with the execution, delivery, and performance of this Agreement, the Transaction Documents to which they are a party, and the consummation of the transactions contemplated hereby and thereby.

      6.4.   Confidential Material.  Each of the Companies, B and G Services and
             ---------------------
the Sellers will, and will instruct all of their employees, representatives, agents, and affiliates to, treat all Confidential Material confidentially and not disclose it except in accordance herewith; provided, that (a) any Confidential Material may be disclosed to the Companies' or the Sellers' agents who (i) need to have access to such information and (ii) are directed by either of the Companies or the Sellers to treat such Confidential Material confidentially; (b) any disclosure of Confidential Material may be made with the prior written consent of the Buyer; and (c) Confidential Material may be disclosed without liability hereunder to the extent required by law or by the order or decree of any court or other governmental authority; provided, however, that the party legally compelled to disclose the Confidential Material will provide the

Buyer with prompt notice of that fact so that the Buyer may attempt to obtain a protective order or other appropriate remedy. For purposes of this section, the term "Confidential Material" will be defined to mean all information furnished by the Buyer or any of its agents to either of the Companies or any of the Sellers or any of their agents; provided, however, that the term "Confidential Material" will not include information that (x) becomes generally available to the public other than as a result of a disclosure by either of the Companies, any of the Sellers or any of their employees, representatives, agents, or affiliates, or (y) was made available to either of the Companies or the Sellers on a non-confidential basis from a source other than the Buyer or any of its agents, provided, that such source is not bound by a confidentiality agreement with the Buyer or any of its agents.

      6.5.   Employment Contracts.  At the Closing, RMR and the Sellers
             --------------------
individually, as applicable, will enter into the Heyl Employment Agreement and the Pearsall Employment Agreement.

      6.6.   Transfer of Certain Assets.  Prior to the Closing, B and G Services
             --------------------------
will transfer or cause to be transferred to the Companies the assets of B and G Services.

      6.7.   Liability for Federal, State and Local Taxes. The Sellers, jointly
             --------------------------------------------
and severally, will be liable for all federal, state, and local taxes resulting from the transactions contemplated by this Agreement, including, but not limited to, all sales, use, and transfer taxes, if any, resulting from this transaction. In addition, the Sellers will be responsible for all federal, state, and local taxes and any interest, penalty, or expenses incurred by the each of the Companies for all tax years up to and including December 31, 1995 and for all federal, state and local taxes, and any interest, penalty and expenses, if any, from January 1, 1996, through March 31, 1996.

      6.8.   Claims Experience.  Prior to the Closing and as soon as possible
             -----------------
after the execution of this Agreement, each of the Companies and B and G Services and the Sellers will prepare and deliver to the Buyer a description of claims experience of each of the Companies and B and G Services during the past three years under all of the insurance policies listed on Schedule 4.16 hereto, including settled and outstanding claims under all such policies in respect of general liability and workers' compensation claims.

      6.9.   Employment and Employee Benefits. Each of the
             --------------------------------

Companies and B and G Services have delivered to the Buyer Schedule 6.9 listing the name, title, and current annual base salary or hourly rate of each person employed by them on December 31, 1995, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person during the 1995 calendar year. Each of the Companies and B and G Services will furnish an updated copy of Schedule 6.9 at the Closing which will reflect any changes in such information occurring between December 31, 1995 and the Closing Date. The Sellers and Buyer agree that any individuals who were full-time employees of either of the Companies on the Closing Date and who agree to execute PGI Standard Code of Conduct agreement, attached hereto as Exhibit
6.9 will be offered continued employment with one of the Companies, effective immediately after the Closing hereof. Any individuals who accept this offer of employment with the one of the Companies will be referred to herein as "Transferring Employees." This employment of Transferring Employees will be "at will" and nothing herein expressed or implied confers upon any such Transferring Employee any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any rights to employment for a specific period. After the Closing, the Buyer will make available to Transferring Employees such wages and benefits as the Buyer, in its sole business judgment, deems appropriate, subject only to the covenants set forth in Section 7.3 hereof, and the Buyer will be under no obligation to credit Transferring Employees with past service credit for any purpose (including, without limitation, vacation, severance, or pension purposes), except for determining future vacation.

      6.10.  Non-Competition.  For a period of *** commencing on the Closing
             ---------------
Date, neither one of the Sellers will:

             (a) Directly or indirectly, engage in, own, control, or make an investment in, any business that competes directly with the business of either of the Companies.

             (b) Accept employment with any person or entity that competes directly with the business of either of the Companies.

             (c) Directly or indirectly solicit or employ any person who at such time provides services for or is otherwise employed by either of the Companies or the Buyer, or encourage or induce any employee of either of the Companies or the Buyer to leave such employment.

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

             (d) Directly or indirectly, divert or attempt to divert from the Companies or the Buyer, the business of any customer or client of either of the Companies or the Buyer.

      6.11.  Subordination Agreement.  At Closing, Sellers agrees to sign a
             -----------------------
standard subordination as provided by Buyer's primary financial institution in the form attached hereto as Exhibit 6.11 or as it may from time to time change. If the Buyer determines to change its primary financial institution, the Seller shall cooperate with Buyer in executing a new subordination agreement with such new institution.

      6.12.  IRS Election.  Sellers covenant and agree that upon request from
             ------------
Buyer, they will jointly make with Buyer a timely election under Section 338(h) of the U.S. Internal Revenue Code ("Code") and the Treasury regulations thereunder (and any analogous state or local law provision) with respect to the sale and purchase of the RMR shares (collectively, the "Section 338(h)(10) Election"). In connection with the 338(h)(10) Election for federal and (to the extent applicable) state or local purposes, Sellers shall jointly complete with Buyer and cause to be filed with the Internal Revenue Service and any relevant state or local taxing authority, the "Section 338 Forms"

(as defined below). Sellers agree to report with Buyer, and to cause RMR to report, the transfers under this Agreement consistent with the Section 338(h)(10) Election, and shall take no position contrary thereto. "Section 338 Forms" shall mean all returns, documents, statements and other forms that are required to be submitted to the Internal Revenue Service or any state or local taxing authority by shareholders of an "S corporation" (as defined in Section 1361(a) of the Code) or by a "purchasing corporation" (as defined in Section 338(d)(1) of the Code).

      6.13.  Dissolution of B and G Services.  Seller shall cause B and G
             -------------------------------
Services to be dissolved in accordance with the provisions of applicable law within ninety (90) days from the Closing Date and shall deliver to Buyer a Certificate of Cancellation, or its equivalent, certified by the Arizona Secretary of State.

      6.14.  Further Assurances.  Each of the Companies, B and G Services and
             ------------------
the Sellers agree, at the Sellers' sole expense, to do or cause to be done such further acts and things and deliver or cause to be delivered to Buyer such additional assignments, agreements, powers, and instruments as the Buyer may reasonably require to carry into effect the purposes of this

Agreement and the Transaction Documents or to better assure and confirm unto the Buyer its rights, powers, and remedies hereunder and thereunder.

      7.     Covenants of the Buyer.
             ----------------------

             7.1. Confidential Information. The Buyer will, and will instruct
                  ------------------------
all of its employees, representatives, agents, and affiliates to, treat all Confidential Information confidentially and not disclose it except in accordance herewith; provided, that (a) any Confidential Information may be disclosed to the Buyer's agents who (i) need to have access to such information and (ii) are directed by the Buyer to treat such Confidential Information confidentially; (b) any disclosure of Confidential Information may be made with the prior written consent of the Company or the Sellers; and (c) Confidential Information may be disclosed without liability hereunder to the extent required by law or by the order or decree of any court or other governmental authority; provided, however, that the party legally compelled to disclose the Confidential Information will provide the Company or the Sellers, as appropriate, with prompt notice of that fact so that the Company or any of the Sellers may attempt to obtain a protective order or other appropriate remedy. For purposes of this section, the term "Confidential Information" will be defined to mean all information furnished by the Company or the Sellers or any of their agents to the Buyer or any of its agents; provided, however, that the term "Confidential Information" will not include information that (x) becomes generally available to the public other than as a result of a disclosure by the Buyer or any of its employees, representatives, agents, or affiliates, or (y) was made available to the Buyer on a non-confidential basis from a source other than the Company or the Sellers or any of their agents, provided, that such source is not bound by a confidentiality agreement with the Company, the Sellers or any of their agents. The provisions contained in this Section 7.1 will not survive the Closing.

      7.2.   Consents and Approvals.  The Buyer will use its reasonable
             ----------------------
commercial efforts to obtain prior to the Closing all consents, authorizations, and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department, or authority or of any other person required to be obtained by the Buyer in connection with the execution, delivery, and performance of this Agreement, the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

      7.3.   Employment and Employee Benefits.
             --------------------------------

             (a) After the Closing, the Buyer agrees to offer continued employment to Transferring Employees. This employment of Transferring Employees will be "at will" and nothing herein expressed or implied confers upon any such Transferring Employee any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any rights to employment for a specific period. The Buyer will make available to Transferring Employees such terms and working conditions as the Buyer in its sole business judgment, deems appropriate, substantially similar to the terms and working conditions as are provided Buyer's employees, provided, however, that Buyers will use reasonable commercial efforts to initially provide transferring Employees with substantially similar terms and working conditions as they had as employees of the Companies. The Buyer will be under no obligation to credit Transferring Employees with past service credit for any purpose (including, without limitation, vacation, severance,or pension purposes), except for determining future vacation. In addition to the foregoing, the Buyer will offer Transferring Employees who are employed with the Companies its standard employment benefit programs.

      7.4.   Undisclosed Liabilities, Tax Audits/Claims.  Post Closing Buyer
             ------------------------------------------
agrees:

             (a) To notify Sellers of any undisclosed account payable or liabilities of which it becomes aware; and

             (b) To notify Sellers of any claims or audits either of the Companies has regarding any local, state or federal tax and any interest, penalty or expenses incurred for tax years or business conducted prior to the Closing Date.

      7.5.   Payment of Assumed Liabilities.  Buyer will pay all assumed
             ------------------------------
liabilities listed on Schedule 4.12(c) in accordance with their terms.

      7.6.   Further Assurances.  The Buyer will, at the request of the Sellers
             ------------------
and at the Buyer's sole expense, execute and deliver any further instruments or documents and take all such further action as the Sellers may reasonably request in order to carry into effect the purposes of this Agreement and the Transaction Documents.

      7.7.   Termination of Companies' Benefit Plans.  At
             ---------------------------------------

Buyer's discretion, Buyer will cause the Companies to (a) terminate all Companies' employee benefit plans in existence at Closing or as soon as possible subsequent to Closing or (b) merge any of the existing Companies' employee benefit plans into Buyer's corresponding plans, except for the medical and dental plans which shall be terminated. Sellers shall retain (a) if a plan is terminated, responsibility for all liabilities, including funding liabiliities and fiduciary responsibilities related to the termination and distribution of such plan or (b) if a plan is merged, responsibility for any required funding prior to merger or the costs incurred to effect the merger, including actuarial reports, projections and any other administrative costs.

      8.  Conditions Precedent to the Sellers' Obligation to Sell the Shares.
          ------------------------------------------------------------------
The obligations of the Sellers to sell the Shares is subject to the fulfillment prior to or at the Closing of the following conditions:

          8.1.  The Buyer's Performance.  There will not be any material error,
                -----------------------
misstatement, or omission in the representations and warranties made by the Buyer in this Agreement; all representations and warranties by the Buyer contained in this Agreement or in any written statement delivered by the Buyer to the Sellers pursuant to this Agreement will be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of said time (except (a) as contemplated by this Agreement and (b) to the extent, if any, the Sellers will waive the same); and the Buyer will have performed and complied in all material respects with all the terms, provisions and conditions of this Agreement to be performed and complied with by the Buyer at or before the Closing.

          8.2.  Consents and Approvals.  Each of the Companies, B and G Services
                ----------------------
and the Buyer (and to the extent required, the Sellers) will have obtained all consents, authorizations, and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department, or authority or of any other person required to be obtained by such Company, the Buyer, or the Sellers, as the case may be, in connection with the execution, delivery, and performance of this Agreement, the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

          8.3.  No Legal Impediment.  There will be in effect no
                -------------------
injunction, writ, temporary restraining order, or any order of any nature issued by any court or governmental agency directing that the transactions contemplated by this Agreement not be consummated.

      9.  Conditions Precedent to the Buyer's Obligation to Purchase the Shares.
          ---------------------------------------------------------------------
The obligation of the Buyer to purchase the Shares is subject to the fulfillment prior to or at the Closing of the following conditions:

          9.1.  The Companies' and the Sellers' Performance. There will not be
                -------------------------------------------
any material error, misstatement, or omission in the representations and warranties made by either of the Companies, B and G Services or the Sellers in this Agreement; all representations and warranties by each of the Companies and B and G Services and the Sellers contained in this Agreement or in any written statement delivered by the Company or the Sellers to the Buyer pursuant to this Agreement will be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of said time (except (a) as contemplated by this Agreement and (b) to the extent, if any, the Buyer will waive the same); and the Companies and B and G Services and the Sellers will have performed and complied in all material respects with all the terms, provisions, and conditions of this Agreement to be performed and complied with by the Companies, B and G Services and the Sellers at or before the Closing.

          9.2.  Consents and Approvals.  (a)  Each of the Companies, B and G
                ----------------------
Services and the Buyer (and to the extent required, the Sellers) will have obtained all consents, authorization, and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department, or authority or of any other person required to be obtained by each of the Companies, B and G Services, the Sellers, or the Buyer, as the case may be, in connection with the execution, delivery and performance of this Agreement, the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, and (b) B and G Services assets shall have been transferred to the Companies.

          9.3.  Physical Properties.  There will have occurred no material
                -------------------
damage to or destruction or loss of (whether or not covered by insurance) any of the Companies' facilities, equipment, or other assets.

          9.4.  Due Diligence.  The Buyer will have satisfactorily completed
                -------------
its due diligence of the Companies and B and G Services.

          9.5.  No Legal Impediment.  There will be in effect no injunction,
                -------------------
writ, temporary restraining order, or any order of any nature issued by any court or governmental agency directing that the transactions contemplated by this Agreement not be consummated.

      10. Termination.  This Agreement may be terminated as follows:
          -----------

          10.1.  Termination by the Buyer.  The Buyer may, without liability to
                 ------------------------
the Companies or the Sellers, terminate this Agreement by notice to the Companies and the Sellers (a) at any time prior to the Closing if material default is made by the Companies or B and G Services or the Sellers in the observance or in the due and timely performance of any of the terms hereof to be performed by the Companies or B and G Services or the Sellers that cannot be cured at or prior to the Closing, or (b) at any time prior to the Closing if the Buyer discovers something unsatisfactory about either of the Companies or B and G Services or the Sellers during its due diligence or (c) at the Closing if any of the conditions precedent to the performance of the Buyer's obligations at the Closing will not have been fulfilled.

          10.2.  Termination by the Company or the Sellers.  The Companies and
                 -----------------------------------------
the Sellers may, without liability to the Buyer, terminate this Agreement by notice to the Buyer (a) at any time prior to the Closing if material default will be made by the Buyer in the observance or in the due and timely performance of any of the terms hereof to be performed by the Buyer that cannot be cured at or prior to the Closing or (b) at the Closing if any of the conditions precedent to the performance of the Companies or B and G Services or the Sellers' obligations at the Closing have not been fulfilled.

          10.3.  Effect of Termination.  If this Agreement is terminated, this
                 ---------------------
Agreement, except for Sections 6.4 and 7.1, will no longer be of any force or effect and there will be no liability on the part of any party or its respective directors, officers, or shareholders except, in the case of termination because of a material default or material breach resulting from the willful fault of another party, the aggrieved party or parties may recover from the defaulting party the amount of expenses incurred by such aggrieved party or parties in connection with this Agreement and the transactions contemplated hereby which the aggrieved party or parties would otherwise have to bear pursuant to Section
12.6 of this Agreement. If this Agreement is terminated, Sections 6.4 and 7.1 will remain in full force and effect, and any party, or its respective directors, officers, agents or representatives, breaching Section 6.4 or Section
7.1 may be held liable for any such breach.

      11.  Indemnification.
           ---------------

           11.1.  Indemnification of the Buyer and the Companies.
                  ----------------------------------------------

                  (a) From and after the Closing Date, the Sellers, jointly and severally, will indemnify, defend, and hold harmless the Buyer, the Companies and their respective officers, directors, shareholders, representatives, agents, and affiliates from, against, and in respect of all claims, liabilities, actions, suits, proceedings, assessments, judgments, losses, damages, costs, and expenses (including interest, penalties, and reasonable accountants', experts', and attorneys' fees and disbursements) (collectively, "Damages"), arising out of, relating to, or resulting from (i) any material inaccuracy or material breach of any of the written representations or warranties of either of the Companies or the Sellers made in or pursuant to this Agreement or the Transaction Documents; (ii) the material breach of any covenant, obligation, or agreement of any of the Sellers to be performed, fulfilled, or complied with pursuant to this Agreement or the Transaction Documents (iii) any material misrepresentation, or the omission of any material fact (including without limitation those facts required to make the facts otherwise set forth not to be misleading), in this Agreement or the Transaction Documents (including all exhibits and schedules hereto and thereto);
(iv) the operation of the business of the Companies and B and G Services prior to the Closing, or the acts or omissions of any of either of the Companies' officers, directors, shareholders, agents, or representatives prior to the Closing in connection with the operation of the Companies' or B and G Services' business; (v) any and all taxes, penalties or interest of any nature incurred by
(aa) either of the Companies prior to March 31, 1996 and (bb) B and G Services prior to dissolution; (vi) with regard to Sellers, any taxes, penalties or interest of any nature incurred on or prior to the Closing Date and (vii) with regard to the commission paid to Seller's broker, any amounts paid to such broker; provided that no indemnification will be owed hereunder in any case where it is determined that Damages result solely from the negligence, willful misconduct, or bad faith of the party to be indemnified; provided, further, that the Sellers will not be liable for indemnification hereunder in respect of any breach of any warranty, representation, covenant, obligation, or agreement, or any material misrepresentation or omission, that is not made or is not to be performed by the Companies or the Sellers.

                (b) Sellers, jointly and severally, will indemnify and hold harmless Buyer from the non-payment of any and all accounts receivable as of March 31, 1996 and all undisclosed accounts receivable and undisclosed liabilities.

          11.2. Indemnification of the Sellers.  From and after the Closing
                ------------------------------
Date, the Buyer will indemnify, defend, and hold harmless each of the Sellers and its representatives, agents, and affiliates from, against, and in respect of all Damages arising out of, relating to, or resulting from (a) any material inaccuracy or material breach of any of the written representations or warranties of the Buyer made in or pursuant to this Agreement or the Transaction Documents; (b) the material breach of any covenant, obligation, or agreement of the Buyer to be performed, fulfilled, or complied with pursuant to this Agreement or the Transaction Documents; or (c) any material misrepresentation or the omission of any material fact (including without limitation those facts required to make the facts otherwise set forth not be misleading) in this Agreement or the Transaction Documents (including all exhibits and schedules hereto and thereto); provided, that no indemnification will be owed hereunder in any case where it is determined that Damages result solely from the negligence, willful misconduct, or bad faith of the Sellers, either of the Companies or B and G Services (pre-Closing); provided, further, that the Buyer will not be liable for indemnification hereunder in respect of any breach of any warranty, representation, covenant, obligation, or agreement, or any material misrepresentation or omission, that is not made or is not to be performed by the Buyer.

          11.3.  Survival of Representations, Warranties, and Covenants and
                 ----------------------------------------------------------
Indemnification.  The representations and warranties made in Sections 4 and 5 of
---------------
this Agreement, other than those in Sections 4.10, 4.14, 4.20, 4.21, and 4.25 will survive the Closing and any investigation at any time made by or on behalf of the Buyer, the Companies, or the Sellers, as applicable, and will expire upon the second anniversary of the Closing Date, except as to any matter as to which a reasonably specific good faith claim has been submitted in writing to the Buyer, the Companies, or the Sellers, as applicable, prior to such date. All representations and warranties contained in Sections 4.10, 4.14, 4.20, 4.21, and 4.25 will survive until the expiration of the applicable statute of limitations period (including any extensions thereof) for any claim in respect of matters covered by Section 4.10, 4.14, 4.20, 4.21, or 4.25, respectively. The covenants contained in Sections 6 and 7 of this Agreement and the provisions contained in Sections 1.2(b), 1.3, 1.4 and this
Section 11 will survive the Closing.

      12.  Miscellaneous.
           -------------

           12.1.  Complete Agreement; Amendments; Waivers.  This Agreement,
                  ---------------------------------------
together with the exhibits and schedules hereto, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may be amended only by a written instrument signed by the parties hereto. No provision of this Agreement may be waived without a written instrument signed by the waiving party. The

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failure of any party to insist, in any one or more instances, on performance of any of the terms or conditions of this Agreement will not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant, or condition, but the obligations of the parties with respect thereto will continue in full force and effect.

           12.2.  Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

           12.3.  Successors and Assigns.  This Agreement will inure to the
                  ----------------------
benefit of, and be binding upon, the parties hereto and their respective executors, heirs, and permissible assigns. Neither this Agreement nor any of the rights or obligations hereunder (or under any document delivered pursuant hereto) may be assigned by a party hereto without the prior written consent of the other parties.

           12.4.  Governing Law.  This Agreement will be construed and enforced
                  -------------
in accordance with the laws of the Commonwealth of Virginia without giving effect to conflicts of laws principles.

           12.5.  Notices.  All notices, claims, requests, demands,
                  -------

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and other communications hereunder will be in writing and will be duly given if:
(a) personally delivered or sent via telecopy, (b) sent by telegram (other than where original payment or other documents must be delivered) for delivery within 24 hours, or (c) sent by Federal Express, DHL Worldwide Express, or Airborne Courier (for next business day delivery), shipping prepaid as follows:

     If to the Buyer, to:

            Mark N. Sirangelo, President
            PGI Company P
            One Courthouse Metro
            Suite 200
            2200 Wilson Boulevard
            Arlington, Virginia 22201-3324
            (Telecopy number (703) 528-1724)

     with a copy to:

            James N. Schwarz, Esq.
            GINSBURG, FELDMAN & BRESS CHARTERED
            1250 Connecticut Avenue, N.W.
            Washington, D.C.  20036
            (202) 627-9000

     If to the Companies, to:

            Timberline Worldwide, Inc.
            77 East Weldon Avenue
            Phoenix, AZ 85012

            (Telecopy number (   )         )

            Attention:  President

            RMR Production Services, Inc.
            77 East Weldon Avenue
            Phoenix, AZ 85012

            (Telecopy number (   )         )

            Attention:  President

     with a copy to:

            Michael Murphy  Esq.
            Keyt, Lawless, Zarkou & Murphy
            3101 North Central Avenue
            Phoenix, AZ  85012
            (602) 234-2400


     with a copy (post-Closing) to:

            Mark N. Sirangelo, President
            PGI Company P
            One Courthouse Metro
            Suite 200
            2200 Wilson Boulevard
            Arlington, Virginia 22201-3324
            (Telecopy number (703) 528-1724)



     If to the Sellers, to:

            Michael C. Heyl and Diane D. Heyl
            3210 East Carol Avenue
            Phoenix, AZ 85032

            (Telecopy number (   )         )
     with a copy to:

            Michael Murphy  Esq.
            Keyt, Lawless, Zarkou & Murphy
            3101 North Central Avenue
            Phoenix, AZ  85012
            (602) 234-2400


            and:
            Roger K. Pearsall and Virginia C. King
            8628 Wren Circle
            Phoenix, AZ 85032

            (Telecopy number (   )         )

            with a copy to

            Michael Murphy  Esq.
            Keyt, Lawless, Zarkou & Murphy
            3101 North Central Avenue
            Phoenix, AZ  85012
            (602) 234-2400


or such other address or addresses as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above. Notices will be deemed given at the time of personal delivery or completed telecopy, or, if sent by telegram 24 hours after the time sent, or, if sent by Federal Express, DHL Worldwide Express, or Airborne Courier, one business days after such sending.

           12.6.  Expenses.  Except as otherwise expressly provided
                  --------

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in this Agreement, each party hereto will bear its own expenses.

           12.7.  Headings; Form of Words.  The headings contained in this
                  -----------------------
Agreement (including but not limited to the titles of the schedules and exhibits hereto) have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading will in any way restrict or modify any of the terms or provisions hereof. Terms used in the singular will be read in the plural, and vice versa, and terms used in the masculine gender will be read in the feminine or neuter gender when the context so requires, and vice versa.

           12.8.  Severability.  The provisions of this Agreement will be deemed
                  ------------
severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding, or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding, and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding, or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding, and enforceable, then such provisions will be stricken from this Agreement, and the remaining provisions of this Agreement will not in any way be affected or impaired, but will remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BUYER:

PGI Company P


By:  /s/ Mark N. Sirangelo
     ---------------------------------------------
     Name:   Mark N. Sirangelo
     Title:  President and Chief Executive Officer



THE COMPANIES:

Timberline Worldwide, Inc.


By:  /s/ Roger K. Pearsall
     ---------------------------------------------
     Name:   Roger K. Pearsall
     Title:  President

RMR Production Services, Inc.


By:  /s/ Roger K. Pearsall
     ---------------------------------------------
     Name:   Roger K. Pearsall
     Title:  President


SELLERS:
      /s/ Michael C. Heyl
     ---------------------------------------------
     Michael C. Heyl

      /s/ Diane D. Heyl
     ---------------------------------------------
     Diane D. Heyl

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
     /s/ Roger K. Pearsall
     ---------------------------------------------
     Roger K. Pearsall

     /s/ Virginia C. King
     ---------------------------------------------
     Virginia C. King

                                      79